Exhibit 99
Joint Filer Information

Date of Event
Requiring Statement:	May 2, 2012

Issuer Name and Ticker
or Trading Symbol:	YRC Worldwide Inc. [YRCW]

Designated Filer:	Carlyle Group Management L.L.C.

Other Joint Filers:	The Carlyle Group, L.P.
Carlyle Holdings I GP Inc.
Carlyle Holdings I GP Sub L.L.C.
Carlyle Holdings I L.P.
TC Group, L.L.C.
TC Group Sub L.P.

Addresses:	The address of each of the reporting persons is c/o The Carlyle Group, 1001 Pennsylvania Ave., N.W., Suite 220 South, Washington, DC 20004-2505.
Signatures:
Dated: May 11, 2012

CARLYLE GROUP MANAGEMENT L.L.C.
By:	/s/ R. Rainey Hoffman, attorney-in-fact
	Name:	Daniel D'Aniello
	Title:	Chairman

THE CARLYLE GROUP L.P. By: Carlyle Group Management L.L.C., its general partner
By:	/s/ R. Rainey Hoffman, attorney-in-fact
	Name:	Daniel D'Aniello
	Title:	Chairman

CARLYLE HOLDINGS I GP INC.
By:	/s/ R. Rainey Hoffman, attorney-in-fact
	Name:	Daniel D'Aniello
	Title:	Chairman

CARLYLE HOLDINGS I GP SUB L.L.C. By: Carlyle Holdings I GP Inc., its managing member
By:	/s/ R. Rainey Hoffman, attorney-in-fact
	Name:	Daniel D'Aniello
	Title:	Chairman

CARLYLE HOLDINGS I L.P. By: Carlyle Holdings I GP Sub L.L.C., its general partner By: Carlyle Holdings I GP Inc., its managing member
By:	/s/ R. Rainey Hoffman, attorney-in-fact
	Name:	Daniel D'Aniello
	Title:	Chairman

TC GROUP, L.L.C By: Carlyle Holdings I L.P., its managing member By: Carlyle Holdings I GP Sub L.L.C., its general partner By: Carlyle Holdings I GP Inc., its sole member
By:	/s/ R. Rainey Hoffman, attorney-in-fact
	Name:	Daniel D'Aniello
	Title:	Chairman

TC GROUP SUB L.P.
By: TC Group, L.L.C., its general partner
By: Carlyle Holdings I L.P., its managing member
By: Carlyle Holdings I GP Sub L.L.C., its general partner
By: Carlyle Holdings I GP Inc., its managing member

By:	/s/ R. Rainey Hoffman, attorney-in-fact
	Name:	Daniel D'Aniello
	Title:	Chairman